UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2009

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Items at Annual Meeting of Stockholders

At the Annual Meeting of Stockholders of Phillips-Van Heusen Corporation (the “Company”) held on June 25, 2009, stockholders of the Company approved the following matters:

1.

the proposal to amend the Company’s 2006 Stock Incentive Plan to increase by 4,400,000 the number of shares authorized for issuance under the plan and to increase to 1,000,000 the maximum number of shares that may granted in any calendar year to any one participant;

2.

the proposal to continue the Company’s Performance Incentive Bonus Plan through the period ending with the Company’s Annual Meeting of Stockholders to be held in 2014 and to approve the material terms under the plan; and

3.

the proposal to continue the Company’s Long-Term Incentive Plan through the period ending with the Company’s Annual Meeting of Stockholders to be held in 2014 and to approve the material terms under the plan.

The Company’s 2006 Stock Incentive Plan, Performance Incentive Bonus Plan and Long-Term Incentive Plan are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report and are incorporated herein by reference.  A summary description of each plan appears below.

2006 Stock Incentive Plan

The purposes of the 2006 Stock Incentive Plan (the “Stock Plan”) are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future subsidiaries, to attract new individuals to enter into such employment or service, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company.  The Stock Plan permits the grant of the following types of incentive awards: (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) restricted stock units (“RSUs”), (5) stock appreciation rights (“SARs”), (6) performance shares, and (7) other stock-based awards (collectively, “Awards”).  The Stock Plan will terminate on April 26, 2016, or such earlier date as may be determined by the Company’s Board of Directors.

The Stock Plan is administered by the Compensation Committee of the Company’s Board of Directors (or such other committee that the Board may designate from time to time).  Subject to the provisions of the Stock Plan, the Committee has the authority to: (1) select the persons to whom Awards are to be granted, (2) determine whether and to what extent Awards are to be granted, (3) determine the size and type of Awards, (4) approve forms of Award agreement for use under the Stock Plan, (5) determine the terms and conditions applicable to Awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) subject to certain limitations, amend any outstanding Award, (8) construe and interpret the Stock Plan and any Award agreement and apply its provisions and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Stock Plan.  The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant Awards to participants who are not “insiders” subject to Section 16 of the Securities Exchange Act of 1934 or whose compensation is, or is likely to become, subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986.  All decisions, interpretations and other actions of the Committee are final and binding on all persons, including the Company, its subsidiaries, employees, directors, consultants and their estates and beneficiaries.

The number of shares of Company Common Stock reserved for issuance under the Stock Plan is 8,402,554, plus any shares that become available due to the cancellation, termination or expiration of any outstanding options under the Company’s prior stock option plans.  The shares issued pursuant to Awards may be authorized but unissued shares or treasury shares.  For purposes of calculating the usage of shares reserved under the Stock Plan, each share underlying a stock option and a SAR is counted as one share, each share underlying a combination of a SAR and a stock option where the exercise of the stock option or SAR results in cancellation of the other, is counted as one share, and each share underlying a grant of restricted stock, restricted stock units, performance shares or other stock-based award is counted as two shares.  The maximum aggregate number of shares with respect to which Awards may be granted in any calendar year to any one participant is 1,000,000.

Under the Stock Plan, the per share exercise price of any option cannot be less than the fair market value of the Common Stock on the date of grant, which is (i) the closing sale price of a share of the Common Stock on the New York Stock Exchange on the date of determination or (ii) if there is no sale of shares on that date, the closing sale price of a share of the Common Stock on the last trading date on which sales were reported on the New York Stock Exchange.  Each option granted under the Stock Plan will be evidenced by an Award agreement that will specify the exercise price, the term of the option, the number of shares to which the option pertains, and such other terms and conditions as the Committee determines.  In no event will an option granted under the Stock Plan be exercised more than ten years after the date of grant.  Optionees will not have any rights to dividend equivalents.  Payment for shares issued upon exercise of an option generally may be made in cash, by delivery of shares of Common Stock owned by the optionee, any other method permitted by the Committee, or a combination of any permitted payment method.

Each SAR grant will be evidenced by an Award agreement that will specify the exercise price, the term of the SAR and such other terms and conditions as the Committee determines.  The grant price of SARs may not be less than 100% of the fair market value of the Common Stock on the date of grant.  SARs granted under the Stock Plan expire as determined by the Committee, but in no event later than 10 years from the date of grant.  Grantees will not have any rights to dividend equivalents.  Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of the Common Stock on the date of exercise over the grant price and (ii) the number of shares of Common Stock for which the SAR is exercised.  At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of Common Stock owned by the grantee or in some combination thereof.

Each restricted stock or RSU grant will be evidenced by an Award agreement that will specify the periods of restriction, the number of shares of restricted stock granted and such other terms and conditions as the Committee determines.  The initial value of an RSU will equal the fair market value of the Common Stock on the date of grant.  Except as otherwise provided in an Award agreement, upon a termination of employment or a “change in control” or “subsidiary disposition” (as such terms are defined in the Stock Plan), an Award of restricted stock or RSUs will have a minimum period of restriction of three years which may, at the discretion of the Committee, lapse on a prorated, graded or cliff basis, as specified in the Award agreement.  In the Committee’s discretion, holders of restricted stock may receive cash dividends with respect to all shares held, and holders of RSUs may receive dividend equivalents, subject to the terms of the respective Award agreements.  RSUs (and any dividend equivalents) may be settled in shares of Common Stock, cash or a combination thereof, in the Committee’s discretion.

Each performance share grant will be evidenced by an Award agreement that will specify the applicable performance period(s) and performance measure(s), the number of performance shares granted and such other terms and conditions as the Committee determines.  The initial value of performance shares will equal the fair market value of the Common Stock on the date of grant.  The Committee in its discretion may pay earned performance shares in shares of Common Stock or in cash, or a combination thereof.

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares of Common Stock based on the attainment of performance goals, payment of shares of Common Stock as a bonus in lieu of cash based on performance goals, and the payment of shares of Common Stock in lieu of cash under the Company’s other incentive or bonus programs.  The Committee will have the discretion to determine the vesting of any such Award, provided that, except as specified in an Award agreement, upon a termination of employment or a change in control or subsidiary disposition, there will be a minimum vesting period of three years, which may in the Committee’s discretion lapse on a prorated, graded or cliff basis (as specified in the Award agreement).  An Award with a payment of shares in lieu of cash under any of the Company’s other incentive or bonus programs will not be subject to a minimum vesting period.

The Committee may grant Awards which are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the Internal Revenue Code.  For any such Award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the performance period, or, if less, 25% of the performance period applicable to such Award.  The performance objectives to be used shall be selected from the following list of measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  Unless otherwise determined by the Committee, measurement of performance goals with respect to the performance measures above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the Securities Exchange Commission.  Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be based on these or such other performance measures as the Committee may determine.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a senior executive employee as determined by the Board of Directors or a committee thereof, the Board or the committee may, to the extent permitted by applicable law, (i) cancel or cause to be cancelled any or all of the senior executive employee’s outstanding Awards granted after December 31, 2008, (ii) recover or cause to be recovered any or all proceeds resulting from any sale or other disposition (including to the Company) of shares issued or issuable upon vesting, settlement or exercise, as the case may be, of any Award granted after December 31, 2008 and/or (iii) recover or cause to be recovered any cash paid or shares issued to the senior executive employee in connection with any vesting, settlement or exercise of an Award granted after December 31, 2008.

In the event of any equity restructuring (within the meaning of FASB Statement No. 123R), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend the Committee shall cause there to be an equitable adjustment in the corporate structure affecting the shares of Common Stock, such adjustment will be made in the number and kind of shares that may be delivered under the Stock Plan, the individual Award limits, and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards, the exercise price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award will always be rounded down to a whole number. Any such adjustment will be made by the Committee, whose determination will be conclusive.

In the event of a change in control, except as otherwise provided in an Award agreement, any and all outstanding options and SARs will become immediately exercisable, any period of restriction or other restrictions imposed on restricted stock, RSUs or other stock-based Awards will lapse and any and all performance shares, and other performance-based Awards will vest, on a pro rata monthly basis.  The Committee, in its discretion, may provide that all outstanding options and SARs are terminated upon a change in control and provide cash settlement equal to the excess, if any, of the fair market value of the Common Stock  immediately prior to the change in control over the option exercise price or SAR grant price, as applicable.  The Committee also has the authority to provide for automatic full vesting and exercisability of Awards held by certain participants affected by a subsidiary disposition.  Notwithstanding the foregoing, with respect to Awards (or portions of Awards) that are considered deferred compensation under Section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated thereunder (“Section 409A”), if an event or condition constituting a change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A), the event or condition will continue to constitute a change in control solely with respect to vesting of the Award (or portion thereof) or a lapse of any applicable restrictions thereto and not for purposes of determining whether the settlement or payment of the Award (or portion thereof ) will be accelerated under the Stock Plan.

The effect that the termination of a participant’s employment due to death or retirement has upon the vesting of an Award is dictated by the terms of the agreement relating to such Award.

Performance Incentive Bonus Plan

The purposes of the Performance Incentive Bonus Plan (the “Bonus Plan”) are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries, to attract new senior executive employees and to provide additional incentive to such senior executive employees to promote the success of the business of the Company and its subsidiaries.  The Bonus Plan is effective for awards made prior to the Company’s Annual Meeting of Stockholders to be held in 2014 and will terminate after payment of all bonuses, if any, earned with respect to awards made under the Bonus Plan prior to such meeting, unless the stockholders approve the continuation of the Plan no later than the date of the 2014 Annual Meeting of Stockholders.  The Bonus Plan is administered by the Compensation Committee (or such other committee of the Board of Directors that the Board may designate from time to time).

Under the terms of the Bonus Plan, within 90 days after the commencement of each fiscal year, the Committee is required to determine the executives of the Company and its subsidiaries who will be participants in the Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for a participant to be eligible to receive a bonus.  Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle’s length.  Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee.  If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the October 31 that coincides with or immediately precedes the last day of the performance cycle.  The Committee establishes three or more targets for each performance cycle, consisting of at least threshold (below which no bonus is payable), plan and maximum (above which no additional bonus is payable) targets, and bonus percentages are established for the achievement of each of the targets.  The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded.  If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant’s base salary that is on a straight-line interpolation between the percentages for the two targets, or such other basis as the Committee determines at the time the performance objective for the participant is established.

In the event that there is a “change in control” (as such term is defined in the Bonus Plan) during a performance cycle or a participant’s employment terminates during a performance cycle by reason of his or her death, the participant or his or her estate, as the case may be, is entitled to receive a bonus equal to the bonus payable to such participant if the plan level for such performance cycle had been achieved prorated to the portion of such performance cycle actually worked by such participant through the date of the change in control or the participant’s death.  If a participant’s employment terminates during a performance cycle by reason of his or her disability or “retirement” (as such term is defined in the Bonus Plan), the participant is entitled to receive the bonus, if any, which would otherwise been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.  In all other cases, a participant must be employed by the Company at the end of the performance cycle in order to remain eligible to receive a bonus.

Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance objective have been satisfied (or in the case of a bonus payable as a result of a change in control or the participant’s death, within 30 days of the change in control or the participant’s death).  In addition, in the event any payment under the Bonus Plan constitutes “deferred compensation” (within the meaning of Section 409A), and such payment is payable to a participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus will be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the Bonus Plan or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all bonuses paid to the participant pursuant to the Bonus Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the Company’s benefit the amount by which the participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for the Company’s benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the participant under the Bonus Plan.

Long-Term Incentive Plan

The purposes of the Long-Term Incentive Plan (“LTIP”) are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries and to provide inducement for such senior executive employees to promote the success of the business of the Company and its subsidiaries.  The Company’s “executive officers,” as defined under the Securities Exchange Act of 1934, are the only persons eligible to participate in the LTIP.  The LTIP is effective for awards made prior to the Company’s Annual Meeting of Stockholders to be held in 2014 and will terminate after payment of all awards earned thereunder with respect to awards made under the LTIP prior to such meeting, unless the stockholders approve the continuation of the LTIP no later than the date of the 2014 Annual Meeting of Stockholders.  The LTIP is administered by the Compensation Committee (or such other committee of the Board of Directors designated by the Board).

Under the terms of the LTIP, within 90 days after the commencement of each performance cycle, the Committee is required to determine the performance objectives with respect to such performance cycle.  Performance cycles are a three fiscal year period, or other period of at least 13 months, established by the Committee.  Performance objectives are based upon earnings per share growth, return on equity performance or other performance criteria established by the Committee.  The Committee establishes three or more targets for each performance cycle, consisting of at least threshold (below which no award is payable), plan and maximum (above which no additional award is payable) targets, and awards are established for the achievement of each of the targets.  Awards are based upon a percentage of a participant’s base salary.  The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded.  If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant’s base salary that is an interpolation between the percentages for the two targets.

In the event that there is a “change in control” (as such term is defined in the LTIP) during a performance cycle or a participant’s employment terminates during a performance cycle by reason of his or her death, the participant or his or her estate, as the case may be, is entitled to receive an award equal to the award payable to such participant if the plan level for such performance cycle had been achieved prorated to the portion of such performance cycle actually worked by such participant through the date of the change in control or the participant’s death.  If a participant’s employment terminates during a performance cycle by reason of his or her disability, the participant will receive the award, if any, which would otherwise been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.  If a participant’s employment terminates during a performance cycle by reason of his or her “retirement” (as such term is defined in the LTIP) or discharge without “cause” (as such term is defined in the LTIP) or for any reason which would constitute grounds for the participant to voluntarily terminate his or her employment for “good reason” under the terms of the participant’s employment agreement, if any, with the Company or a subsidiary, such participant will be entitled to receive the award, if any, which would otherwise have been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant; provided, however, that in the case of a participant who retires or is discharged without cause or terminates employment for “good reason” prior to 12 months following the commencement of a performance cycle, no award will be payable.  In all other cases, a participant must be employed by the Company at the end of the performance cycle in order to remain eligible to receive an award.

If a participant earns an award with respect to a performance cycle, he or she will receive his or her award in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance objectives have been achieved (or in the case of an award payable as a result of a change in control or the participant’s death, within 30 days of the change in control or the participant’s death).  In addition, in the event any payment under the LTIP constitutes “deferred compensation” (within the meaning of Section 409A), and such payment is payable to a participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such award will be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the LTIP or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all awards paid to the participant pursuant to the LTIP on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser award or awards would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the Company’s benefit of the amount by which the participant’s award(s) for the restated period(s) exceeded such lesser award or awards, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for the Company’s benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant’s outstanding award opportunities and recovery (in whole or in part) of any additional amounts relating to prior awards paid to the participant under the LTIP.

Grant of Equity Awards to Chief Executive Officer

On June 25, 2009, the Compensation Committee of the Board of Directors of the Company approved a grant of 122,000 RSUs and 302,000 stock options under the Stock Plan to Emanuel Chirico, the Company’s Chief Executive Officer.  These awards included Mr. Chirico’s 2009 RSU award (Mr. Chirico’s 2009 stock option grant was made in April 2009) and an “upfront” grant of his 2010 and 2011 stock option and RSU grants and is similar to the approach taken in 2006 when Mr. Chirico was given an upfront grant of stock options when he was named as the Company’s Chief Executive Officer.  These awards are considered “upfront” because they are intended to be in lieu of the stock option and RSU awards that would otherwise be expected to be made to Mr. Chirico in 2010 and 2011 and the portions of the awards allocable to 2010 and 2011 will vest in accordance with the Company’s standard vesting schedule but as if they were awarded in those years.

RSUs

The RSUs represent the contingent right to receive one share of Company common stock for each unit awarded, subject to vesting.  The vesting and settlement of the RSUs is conditioned upon the satisfaction of service conditions and the performance condition for any of the performance periods, each as discussed below.  The RSUs vest in increments of 8.3% (1/12), 16.7% (2/12), 33.3% (4/12), 25% (3/12) and 16.7% (2/12) on the second, third, fourth, fifth and sixth anniversaries of the date of grant [FN1], provided that Mr. Chirico is employed through the applicable vesting date and any of the applicable performance conditions is satisfied as of such vesting date.  If a performance condition has not been satisfied as of a vesting date set forth in the previous sentence, the portion of the RSU award that otherwise would vest upon such vesting date (the “Deferred Portion”) will not vest at that time.  However, if any subsequent performance condition is thereafter satisfied, the Deferred Portion will vest on the last day of the performance period as for which such performance condition is first satisfied so long as Mr. Chirico was an employee of the Company on the last business day of such performance period.  If no performance condition is satisfied as of the sixth anniversary of the date of the grant but the performance condition for the final performance period is satisfied, the award will vest in full on the last day of the final performance period so long as Mr. Chirico was an employee of the Company on the last business day of such performance period.  [FN 1: This is consistent with the award being deemed to have been made in installments on each of June 25, 2009, 2010 and 2011 and vesting, consistent with the Company’s standard RSU awards, in increments of 25%, 25% and 50% on each of the second, third and fourth anniversary of the deemed date of grant.]

As noted, in addition to the service vesting conditions, vesting of the RSUs is subject to performance conditions.  The performance conditions are based on the Company’s net income for the second and third quarters of fiscal 2009 (taken together) and for each of fiscal 2010, 2011, 2012, 2013, 2014 or 2015 (the “performance conditions”) and have been designed to ensure that the award is fully deductible under Section 162(m) of the Internal Revenue Code.  Only one of these performance conditions needs to be satisfied, and once any one performance condition is satisfied, the entire RSU award will vest in full, subject to any service vesting conditions.  Each of the performance conditions will be subject to such adjustments and exclusions established by the Compensation Committee not later than 90 days following the beginning of the applicable performance period (and in no event after 25% of the performance period has elapsed).

Upon vesting, the RSUs are settled by the delivery of Company common stock as soon as practicable after the applicable vesting date, but in no event later than the 15th day of the third month following the end of the Company’s tax year in or with respect to which the award vests.  Mr. Chirico will receive, upon vesting, in cash, the value of cash dividends that were payable on an equal number of shares of Company common stock during the restricted period.  If a stock dividend is declared on Company common stock during the restricted period, Mr. Chirico will receive, upon vesting, the number of shares of Company common stock that were deliverable to a holder of a number of shares of Company common stock equal to the number of RSUs held by him as of the dividend record date.  All awards become fully vested upon a termination of employment due to Mr. Chirico’s death or a change in control of the Company.  In all other cases, upon the termination of Mr. Chirico’s employment or if no performance condition is satisfied after the completion of all performance periods, unvested RSUs are forfeited.  The award is subject to the other terms set forth in the form RSU agreement, which was approved by the Compensation Committee on June 25, 2009 and is attached as Exhibit 10.4 to this Report and is incorporated herein by reference.

Stock Options

Stock options represent the right to purchase at a predetermined price the specified number of shares of the Company’s common stock.  The stock options granted to Mr. Chirico vest in increments of 12.5%, 25%, 25%, 25% and 12.5% on the second, third, fourth, fifth and sixth anniversaries of the date of grant [FN2].  The exercise price for the options is $28.46 per share, which is equal to the closing price of the Company’s common stock on the date of grant, as required under the Stock Plan.  The options have a term of 10 years and are subject to the other terms set forth in the Company’s standard option grant agreement for employees, which was included as an Exhibit.10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended May 6, 2007.  [FN2:  This is consistent with the grant being deemed to have been made in installments on each of June 25, 2009, 2010 and 2011 and vesting, consistent with the Company’s standard option grants, in increments of 25% on each of the first, second, third and fourth anniversary of the deemed date of grant.]

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

10.1

Phillips-Van Heusen Corporation 2006 Stock Incentive Plan, as amended and restated effective June 25, 2009

10.2

Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as amended and restated effective April 30, 2009

10.3

Phillips-Van Heusen Corporation Long-Term Incentive Plan, as amended and restated effective April 30, 2009

10.4

Form of Restricted Stock Unit Agreement between Phillips-Van Heusen Corporation and Emanuel Chirico

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: July 1, 2009

Exhibit Index

Exhibit

Description

10.1

Phillips-Van Heusen Corporation 2006 Stock Incentive Plan, as amended and restated effective June 25, 2009

10.2

Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as amended and restated effective April 30, 2009

10.3

Phillips-Van Heusen Corporation Long-Term Incentive Plan, as amended and restated effective April 30, 2009

10.4

Form of Restricted Stock Unit Agreement between Phillips-Van Heusen Corporation and Emanuel Chirico